Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Longeveron Inc.

Miami, Florida

We hereby consent to the incorporation by reference in Registration Statements on Form S-1 (Nos. 333-252234 and 333-261667), Form S-3 (No. 333-264142), and Form S-8 (No. 333-253141) of Longeveron Inc. (the “Company”) of our report dated March 11, 2022, relating to the financial statements of the Company as of December 31, 2021 and for the year ended December 31, 2021, which appears in this Annual Report on Form 10-K of the Company for the year ended December 31, 2022.

/s/ MSL, P.A.

Orlando, Florida

March 14, 2023